                                EXHIBIT 24.1

                              POWER OF ATTORNEY

                                                                 Exhibit 24.1

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Mark E. Monroe, Kevin R. White and Jeffrey A. Bonney, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement on Form S-4 under the Securities Act of 1933 of Louis Dreyfus Natural Gas Corp. relating to the exchange of unregistered, privately placed 6 7/8% Senior Notes due 2007 for registered notes, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                              TITLE                                      DATE
         ---------                              -----                                      ----
/s/ Mark E. Monroe              President, Chief Executive Officer                     February 2, 1998
---------------------------     and Director (principal executive officer)
Mark E. Monroe


/s/ Richard E. Bross            Executive Vice President and Director                   February 2, 1998
---------------------------
Richard E. Bross


/s/ Jeffrey A. Bonney           Executive Vice President and Chief Financial Officer    February 2, 1998
---------------------------     (principal financial and accounting officer)
Jeffrey A. Bonney


/s/ Simon B. Rich, Jr.          Chairman of the Board of Directors                      February 2, 1998
---------------------------
Simon B.  Rich, Jr.


/s/ Mark Andrews                Vice Chairman of the Board of Directors                 February 2, 1998
---------------------------
Mark Andrews


/s/ Daniel R. Finn              Director                                                February 2, 1998
---------------------------
Daniel R. Finn


/s/ Peter G. Gerry              Director                                                February 2, 1998
---------------------------
Peter G. Gerry


/s/ John J. Hogan, Jr.          Director                                                February 2, 1998
---------------------------
John J. Hogan, Jr.


/s/ Gerard Louis-Dreyfus        Director                                                February 2, 1998
---------------------------
Gerard Louis-Dreyfus


/s/ Ernest F. Steiner           Director                                                February 2, 1998
---------------------------
Ernest F. Steiner